Exhibit 99.1

Entravision Communications Corporation Announces

Closing of Acquisition of MediaDonuts

Company expands digital platform into Southeast Asia in addition to the U.S., Latin America, and Europe

SANTA MONICA, CALIFORNIA, July 6, 2021 – Entravision Communications Corporation (NYSE: EVC) (“Entravision” or “the Company”) today announced the closing of the previously announced acquisition of MediaDonuts, a leading digital marketing performance and branding company with operations across seven countries in the Asia-Pacific region.

Founded in 2010 and headquartered in Singapore, MediaDonuts offers extensive digital advertising capabilities in combination with global and local media and technology firms. The company maintains strategic partnerships with some of the world’s leading technology companies and social platforms including Twitter, TikTok, Spotify, Criteo and other unique commercial alliances. MediaDonuts’ digital solution experts serve a client base of more than 500 technology and consumer brands in Thailand, Malaysia, Indonesia, India, Vietnam, Singapore and Cambodia.

“This is a great day for Entravision, and we are delighted to officially welcome MediaDonuts into the Entravision family,” said Walter Ulloa, Chairman and Chief Executive Officer of Entravision. “MediaDonuts is our second significant strategic digital acquisition in less than a year, following our very successful acquisition of a majority interest in Cisneros Interactive. Today’s acquisition of MediaDonuts continues our long-term digital and global transformation strategy that includes the United States, Latin America, Europe and Southeast Asia.”

“Our acquisition of MediaDonuts falls right in line with our goal of becoming one of the world’s leading digital marketing technology service providers,” said Juan Saldívar, Entravision’s Chief Digital, Strategy and Accountability Officer. “We have already begun collaborating with the MediaDonuts team on exciting and innovative projects and continue to expand our global footprint. I am confident that MediaDonuts’ industry expertise in the Southeast Asia region will be an important contribution to Entravision’s growth strategy and global portfolio of digital offerings.”

Entravision has significantly expanded its global reach over the past 12 months. With the Company’s entrance into Southeast Asia, Entravision now services digital customers across 33 countries. Southeast Asia has one of the fastest growing populations across the globe including 700 million people, 400 million of whom are digitally connected.

MediaDonuts’ sophisticated team of sales and media innovators totals more than 80 employees who together support their clients in programmatic buying, technology and insights and media planning. MediaDonuts also maintains a media representation arm which supports some of the largest names in media and technology through its extensive sales organization across Southeast Asia. All MediaDonuts employees are remaining with the company, and Pieter-Jan de Kroon will continue to serve as CEO out of MediaDonuts’ Singapore office.

For more information on the closing of the transaction, please review the Company’s most recent filings with the Securities and Exchange Commission on Form 8-K.

About Entravision Communications Corporation

Entravision is a diversified global media, marketing and technology company serving clients throughout the United States and in 32 countries across Latin America, Europe, and Asia. Entravision has 54 television stations and is the largest affiliate group of the Univision and UniMás television networks, and 48 Spanish-language radio stations that feature nationally recognized, award-winning talent. Our dynamic digital portfolio includes Entravision Digital, which serves SMBs in high-density U.S. Latino markets and provides cutting-edge mobile programmatic solutions and demand-side platforms that allow advertisers to execute performance campaigns using machine-learned bidding algorithms, along with Cisneros Interactive, a leader in digital advertising solutions in the Latin American and U.S. Hispanic markets representing major technology platforms, and MediaDonuts, a leader in programmatic digital solutions in Southeast Asia. Shares of Entravision Class A Common Stock trade on The New York Stock Exchange under the ticker symbol: EVC. Learn more about all of our media, marketing and technology offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward Looking Statements

This press release contains certain forward-looking statements, including without limitation the Company’s current expectations and intentions with respect to the filing of its Form 10-K. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information please contact:

Entravision:

Christopher T. Young

Chief Financial Officer

310-447-3870

Kimberly Esterkin

ADDO Investor Relations

310-829-5400

evc@addo.com

MediaDonuts:

Pieter-Jan de Kroon

Chief Executive Officer

pieterjan@mediadonuts.com